UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2016 (May 9, 2016)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center; Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On May 10, 2016, Penn Virginia Corporation (the “Company”) and certain of its subsidiaries (the “Filing Subsidiaries,” and together with the Company, the “Debtors”) entered into that certain Restructuring Support Agreement (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”), by and among: (i) the Debtors; (ii) lenders (the “Consenting RBL Lenders”) holding approximately 100% of the principal amount of the approximately $112.6 million in loans outstanding under the Debtors’ senior secured reserve-based revolving credit facility (the “RBL Facility”); and (iii) holders (the “Consenting Noteholders,” and together with the Consenting RBL Lenders, the “Restructuring Support Parties”) of approximately 86% of the principal amount of the Debtors’ $1,075 million in outstanding senior unsecured notes (the “Notes”).

The Restructuring Support Agreement contains certain covenants on the part of the Debtors and the Restructuring Support Parties, including that the Restructuring Support Parties vote in favor of the chapter 11 of the United States Bankruptcy Code (“Chapter 11”) plan of reorganization (the “Plan”) contemplated by the Restructuring Support Agreement and otherwise use commercially reasonable efforts to support and cooperate with the Debtors to take all commercially reasonable actions necessary to consummate the restructuring transactions contemplated by the Plan and the Restructuring Support Agreement. The Restructuring Support Agreement further provides that the Restructuring Support Parties shall have the right, but not the obligation, to terminate the Restructuring Support Agreement upon the occurrence of certain events, including the failure of the Debtors to achieve certain milestones.

In addition to a $25 million debtor-in-possession financing facility (the “DIP Facility”), the material terms of which are described below, the Restructuring Support Agreement contemplates that, on the effective date of the Plan (the “Effective Date”), the Debtors will (i) consummate a $50 million equity rights offering (the “Rights Offering”) backstopped by the Consenting Noteholders in accordance with the terms of the Backstop Commitment Agreement (as defined herein), the material terms of which are described below, and (ii) enter into a new reserve-based revolving exit facility with an initial availability of up to $128 million (the “Exit Facility”) funded by certain of the lenders under the RBL Facility. The Restructuring Support Agreement further contemplates that the Plan will provide for the following recoveries:

•	holders of claims arising under the DIP Facility shall be paid in full, in cash on the Effective Date funded from cash on hand and proceeds from the Exit Facility and the Rights Offering;

•	holders of claims arising under the RBL Facility shall be paid in full, in cash on the Effective Date funded from cash on hand and proceeds from the Exit Facility and the Rights Offering;

•	holders of claims arising under the Notes and holders of general unsecured claims, collectively, shall each receive their pro rata share of an aggregate of 100% of the new common stock to be issued by the reorganized Company (the “New Common Stock”) on the Effective Date, subject to dilution on account of the Debtors’ management incentive plan, any fees payable in New Common Stock under the terms of the Backstop Commitment Agreement, and the New Common Stock issued in the Rights Offering;

•	holders of claims arising under the Notes shall also be entitled to participate in the Rights Offering in accordance with the Backstop Commitment Agreement and Restructuring Support Agreement; and

•	all existing equity interests in the Company shall be canceled, extinguished, and discharged.

Backstop Commitment Agreement

On May 10, 2016, the Company entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) with the parties thereto (collectively, the “Backstop Parties”), pursuant to which the Backstop Parties, which are holders of Notes, will provide a $50 million commitment to backstop the proposed Rights Offering to be conducted in connection with the Plan.

In accordance with the Plan, the Backstop Commitment Agreement, and the Company’s proposed procedures for the conduct of the Rights Offering (the “Rights Offering Procedures”), the Company will offer eligible creditors, including the Backstop Parties, shares of New Common Stock of the reorganized Company upon emergence from Chapter 11 for an aggregate purchase price of $50 million (the “Rights Offering Amount”). Pursuant to the Backstop Commitment Agreement, the Backstop Parties have agreed to purchase all shares of New Common Stock that are not duly subscribed for pursuant to the Rights Offering at a per share purchase price equal to $45,100,000 divided by the total number of shares of common stock of the Company outstanding as of emergence (without giving effect to the common stock issued or issuable under the rights offering or in respect of the Commitment Premium (as defined herein)).

Under the Backstop Commitment Agreement, the Company has agreed to pay the Backstop Parties, on the closing date of the transactions contemplated by the Backstop Commitment Agreement, a commitment premium equal to 6.0% of the Rights Offering Amount (the “Commitment Premium”). If the transactions contemplated by the Backstop Commitment Agreement are consummated, the Commitment Premium will be payable in shares of common stock of the Company. The Company will also be required to pay, in cash, a termination fee equal to 4.0% of the Rights Offering Amount upon the occurrence of certain termination events as set forth in the Backstop Commitment Agreement. Pursuant to the Backstop Commitment Agreement, the Company will also be required to (A) reimburse the Backstop Parties (i) for reasonable and documented fees and expenses of counsel, consultants and a financial advisor, and any other advisors or consultants as may be reasonably determined by the Consenting Noteholders and the Backstop Parties, and (ii) for filing fees, if any, required by antitrust laws and reasonable and documented expenses in connection with the transactions contemplated by the Backstop Commitment Agreement and (B) indemnify the Backstop Parties under certain circumstances for losses arising out of the Backstop Commitment Agreement, the Plan and the transactions contemplated thereby.

The rights to purchase common stock in the Rights Offering, any shares issued upon exercise thereof, and all shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement, will be issued in reliance upon the exemption from registration under the Securities Act of 1933 (the “Securities Act”) provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Commitment Agreement, the Company will enter into a registration rights agreement with certain of the Backstop Parties entitling such Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times.

The Backstop Commitment Agreement and Rights Offering Procedures have been filed with, and are subject to the approval of, the court administering the Company’s case in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Backstop Parties’ commitments to backstop the Rights Offering, and the other transactions contemplated by the Backstop Commitment Agreement, are conditioned upon the satisfaction of all conditions to the effectiveness of the Plan, and other applicable conditions precedent set forth in the Backstop Commitment Agreement. The issuances of common stock pursuant to the Rights Offering and the Backstop Commitment Agreement are conditioned upon, among other things, confirmation of the Plan by the Bankruptcy Court, and will be effective upon the Company’s emergence from Chapter 11.

Debtor-In-Possession Credit Agreement

The transactions contemplated by the Restructuring Support Agreement also include a Debtor-In-Possession Credit Agreement (the “Debtor-In-Possession Credit Agreement”) entered into on May 11, 2016, among the Company, Penn Virginia Holding Corp. (“Parent”) the Filing Subsidiaries, the lenders party thereto (the “DIP Lenders”), and Wells Fargo Bank, National Association, as administrative and collateral agent.

Pursuant to the terms of the Debtor-In-Possession Credit Agreement, the DIP Lenders will make available a credit facility (the “DIP Credit Facility”) consisting of term loans in an aggregate principal amount not to exceed $25 million, to mature on or about October 11, 2016, as such maturity date may be extended pursuant to the terms of the Debtor-In-Possession Credit Agreement. Interest under the DIP Credit Facility will bear interest at the Company’s election at rate of interest per annum equal to (a) a rate derived from the London Interbank Offered Rate, as adjusted for statutory reserve requirements for Eurocurrency liabilities (“Adjusted LIBOR”) plus an applicable margin of 6.00% or (b) the greater of (i) the prime rate, (ii) the federal funds effective rate plus 0.5% or (iii) the one-month Adjusted LIBOR rate plus 1.00% plus an applicable margin of 5.00%. Parent and the Filing Subsidiaries will guarantee the obligations under the DIP Credit Facility.

The proceeds of the DIP Credit Facility will be used: (i) to pay certain costs, fees and expenses related to the Chapter 11 proceedings, (ii) to pay adequate protection payments and (iii) to fund the working capital needs, capital improvements and expenditures of the Company, Parent and the Filing Subsidiaries during the Chapter 11 proceedings in accordance with a budget including the permitted variances thereto.

The foregoing descriptions of the Restructuring Support Agreement, the Backstop Commitment Agreement, and the Debtor-In-Possession Credit Agreement are not complete and are qualified in their entirety by reference to the full text of the Restructuring Support Agreement, the Backstop Commitment Agreement, and the Debtor-In-Possession Credit Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report with respect to the Debtor-In-Possession Credit Agreement is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2016, the Company entered into employment agreements with each of Messrs. Steven A. Hartman (the “Hartman Employment Agreement”) and John A. Brooks (the “Brooks Employment Agreement”) and Ms. Nancy M. Snyder (the “Snyder Employment Agreement”), containing the terms set forth below. Copies of the Hartman, Brooks and Snyder Employment Agreements are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The following descriptions of the Hartman, Brooks and Snyder Employment Agreements do not purport to be complete, and each such description is qualified in its entirety by reference to the full text of the applicable Employment Agreement.

Mr. Hartman’s Employment Agreement

Pursuant to the Hartman Employment Agreement, Mr. Hartman will continue to serve as the Company’s Senior Vice President and Chief Financial Officer. The term of the Hartman Employment Agreement is 18 months, unless Mr. Hartman is terminated earlier in accordance with the terms of the Hartman Employment Agreement (Mr. Hartman’s period of employment under the Hartman Employment Agreement, the “Hartman Term”). During the Hartman Term, Mr. Hartman will receive an annual base salary of $250,000, and he shall be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the Term. Additionally, the Company will provide Mr. Hartman with market relocation assistance in connection with his relocation to the Houston, Texas area by September 30, 2016.

Within 30 days of the Company’s emergence from bankruptcy (the “Emergence”) pursuant to a Plan (as such term is defined in the Restructuring Support Agreement), subject to his employment with the Company as of the date of Emergence, Mr. Hartman will receive a restricted stock (or economic equivalent) equity award with a grant date fair value equal to $600,000 as of the date of Emergence (the “Emergence Equity Award”). The Emergence Equity Award will vest in three equal installments on each of the first three anniversaries of the date of Emergence, based solely on Mr. Hartman’s continued employment with the Company as of the applicable vesting date. In the event that Mr. Hartman is terminated by the Company without “cause” or resigns for “good reason” (as such terms are defined in the Hartman Employment Agreement) before the Emergence Equity Award has fully vested, the installment scheduled to vest on the next vesting date shall vest as of Mr. Hartman’s date of termination. The Emergence Equity Award may be subject to additional terms and conditions established by the Board of Directors of the Company; provided that such terms and conditions are consistent with the Hartman Employment Agreement and those applicable to equity awards granted to similarly situated executives.

Upon a termination of Mr. Hartman’s employment by the Company without “cause” or by Mr. Hartman with “good reason,” Mr. Hartman will be entitled to receive, subject to his execution of a release of claims in favor of the Company, continued base salary payments for (x) the 18-month period commencing on Mr. Hartman’s termination date, if the termination occurs before the six-month anniversary of Emergence, or (y) the 12-month period commencing on Mr. Hartman’s termination date, if the termination occurs after the six-month anniversary of Emergence.

Effective upon Emergence and subject to Mr. Hartman’s receipt of the Company’s customary release of all claims against him and his successors and assigns, Mr. Hartman’s outstanding performance-based restricted stock unit and restricted stock unit awards will be cancelled as of the Petition Date (as defined in the Plan), without payment of any consideration therefor.

Mr. Brooks’ Employment Agreement

Pursuant to the Brooks Employment Agreement, Mr. Brooks will continue to serve as the Company’s Executive Vice President and Chief Operations Officer. The term of the Brooks Employment Agreement is five months, unless Mr. Brooks is terminated earlier in accordance with the terms of the Brooks Employment Agreement (Mr. Brooks’ period of employment under the Brooks Employment Agreement, the “Brooks Term”). During the Brooks Term, Mr. Brooks will receive an annual base salary of $385,000.

Mr. Brooks will receive a bonus equal to $500,000 (the “Brooks Emergence Bonus”), if Emergence occurs on or before October 31, 2016 (a “Qualifying Emergence”), and either (i) Mr. Brooks remains employed with the Company through the Qualifying Emergence or (ii) Mr. Brooks was terminated by the Company without “cause” (as defined in the Brooks Employment Agreement) before the Qualifying Emergence. Mr. Brooks will not receive the Emergence Bonus if the Qualifying Emergence does not occur. If Mr. Brooks’ employment is terminated during the Brooks Term as a result of his death, the Brooks Emergence Bonus, to the extent due, will be paid to Mr. Brooks’ representative or his estate.

Effective upon Emergence and subject to Mr. Brooks’ receipt of the Company’s customary release of all claims against him and his successors and assigns, Mr. Brooks’ outstanding performance-based restricted stock unit and restricted stock unit awards and outstanding supplemental employee retirement program (“SERP”) entitlements will be cancelled as of the Petition Date, without payment of any consideration therefor.

Ms. Snyder’s Employment Agreement

Pursuant to the Snyder Employment Agreement, Ms. Snyder will continue to serve as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary. The term of the Snyder Employment Agreement is five months, unless Ms. Snyder is terminated earlier in accordance with the terms of the Snyder Employment Agreement (Ms. Snyder’s period of employment under the Snyder Employment Agreement, the “Snyder Term”). During the Snyder Term, Ms. Snyder will receive an annual base salary of $335,000.

Ms. Snyder will receive a bonus equal to $500,000 (the “Snyder Emergence Bonus”), if Emergence occurs on or before October 31, 2016 (a “Qualifying Emergence”), and either (i) Ms. Snyder remains employed with the Company through the Qualifying Emergence or (ii) Ms. Snyder was terminated by the Company without “cause” (as defined in the Snyder Employment Agreement) before the Qualifying Emergence. Ms. Snyder will not receive the Snyder Emergence Bonus if the Qualifying Emergence does not occur. If Ms. Snyder’s employment is terminated during the Snyder Term as a result of her death, the Snyder Emergence Bonus, to the extent due, will be paid to Ms. Snyder’s representative or her estate.

Upon the later of the expiration of the Snyder Term or Emergence, provided that Ms. Snyder has not been terminated for “cause” (as such term is defined in the Snyder Employment Agreement) or due to her death, disability or voluntary resignation, the Company will enter into a non-exclusive consulting agreement (the “Consulting Agreement”) with Ms. Snyder, substantially in the form attached to the Snyder Employment Agreement. The Consulting Agreement has a 12-month term and provides Ms. Snyder with a consulting fee of $15,000 per month.

Effective upon Emergence and subject to Ms. Snyder’s receipt of the Company’s customary release of all claims against her and her successors and assigns, Ms. Snyder’s outstanding performance-based restricted stock unit and restricted stock unit awards and outstanding SERP entitlements will be cancelled as of the Petition Date (as defined in the Plan), without payment of any consideration therefor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated May 10, 2016.

10.2	Backstop Commitment Agreement, dated May 10, 2016.

10.3	Debtor-In-Possession Credit Agreement, dated May 11, 2016.

10.4	Hartman Employment Agreement, dated May 9, 2016.

10.5	Brooks Employment Agreement, dated May 9, 2016.

10.6	Snyder Employment Agreement, dated May 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Corporation
(Registrant)

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 12, 2016

Exhibit Index

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated May 10, 2016.

10.2	Backstop Commitment Agreement, dated May 10, 2016.

10.3	Debtor-In-Possession Credit Agreement, dated May 11, 2016.

10.4	Hartman Employment Agreement, dated May 9, 2016.

10.5	Brooks Employment Agreement, dated May 9, 2016.

10.6	Snyder Employment Agreement, dated May 9, 2016.